Exhibit 3.1

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             THE YORK WATER COMPANY


Article I.

        The name of the corporation is The York Water Company.

Article II.

         The address of the registered office of the Corporation in this Commonwealth is 130 East Market Street, York, Pennsylvania 17401.

Article III.

        The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and do any lawful act concerning, any or all lawful business for which a corporation may be incorporated under said Business Corporation Law; provided, however, that the Corporation shall be authorized and have the corporate power to supply water to the public only within the service territory as described in the attached Schedule 1.

Article IV.

        The term for which the Corporation is to exist is perpetual.

Article V.

        The aggregate number of shares which the Corporation shall have authority to issue is 6,500,000 shares divided into 6,000,000 shares of Common Stock, without par value, and 500,000 shares of Series Preferred Stock, without par value. At any meeting of the shareholders, each holder of Common Stock shall be entitled to one vote per share. The board of directors shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, qualifications, limitations, restrictions, and the special or relative rights of any class or any series of any class of the Series Preferred Stock that may be desired.

Article VI.

        Holders of Common Stock shall have the right to cumulate their votes for the election of directors of the Corporation.


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                                   SCHEDULE 1


        ALL of the City of York, the Boroughs of East Prospect, Glen Rock, Hallam, Jacobus, Jefferson, Loganville, Manchester, Mount Wolf, New Freedom, New Salem, North York, Railroad, Seven Valleys, Shrewsbury, Spring Grove, West York, Wrightsville, York Haven and Yorkana, and the Townships of East Manchester, Hellam, Manchester, Shrewsbury, Springfield, Spring Garden, Springettsbury and West Manchester, and parts of the Townships of Codorus, Hopewell, Jackson, Lower Windsor, Newberry, North Codorus, North Hopewell, Windsor and York, all in the County of York and Commonwealth of Pennsylvania, collectively bounded and described as follows, to wit:

        BEGINNING at a point in the center line of the Codorus Creek at the junction of the boundary lines of Hellam Township and East Manchester Township which is also a point of intersection on the York County-Lancaster County boundary line; thence in a generally northwestwardly direction along the York County-Lancaster County boundary line and along the southwestern side of the Susquehanna River to a point at the intersection of the York County, Dauphin County and Lancaster County boundary lines which point is located in a generally northwestwardly direction from the Borough of York Haven; thence in a generally southwardly direction in a straight line to the point of intersection of the center lines of the Little Conewago Creek, the Conewago Creek and the common point of the boundary lines of East Manchester Township, Newberry Township and Conewago Township which point is located in a generally westwardly direction from Conewago Heights; thence in a generally southwestwardly direction along the center line of the Little Conewago Creek which is also the East Manchester Township-Conewago Township boundary line and also becomes the Manchester Township-Conewago Township boundary line and also becomes the Manchester Township-Dover Township boundary line and also becomes the West Manchester Township-Dover Township boundary line, to the point of intersection on the center line of the Little Conewago Creek with the center line of Honey Run Creek which point is located in a generally westwardly direction from the northern portion of Honey Run Golf Course; thence in a generally southwardly direction along the center line of the Honey Run Creek which is also the West Manchester Township-Dover Township boundary line, to a point located approximately 1,800 feet north of the point of junction of the southern boundary line of Dover Township with the northern boundary line of Jackson Township and the western boundary line of West Manchester Township which point is located 200 feet north of Pennsylvania Route 234 also known as the East Berlin Road; thence in a generally westwardly direction along the Jackson Township-Dover Township boundary line to a point on said line 200 feet north of Pennsylvania Route 234 also known as the East Berlin Road; thence in a generally westwardly direction along a line 200 feet north of Pennsylvania Route 234 also known as the East Berlin Road


                                      -2-

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parallel to and concentric with thereto to a point 200 feet north of
Pennsylvania Route 234 at the intersection of the Jackson-Paradise Township boundary line; thence in a generally southeastwardly direction to a point at the intersection of the North Codorus-Codorus Township boundary line with the Codorus Creek adjacent to Manheim Township; thence in a generally southeastwardly direction to a point BM 649 at Brodbecks at the Codorus Creek; thence generally northeastwardly to the point of intersection thereof with the junction of the southern boundary line of Springfield Township, with the northern boundary line of Shrewsbury Township and the eastern boundary line of Codorus Township; thence in a generally northwardly direction along the center line of the East Branch of the Codorus Creek which is also the Springfield Township-North Hopewell Township boundary line to the point of intersection thereof with the junction of the eastern boundary of Springfield Township, with the northern boundary line of North Hopewell Township and the southern boundary line of York Township; thence in said York Township in a generally northeastwardly direction to a point at the intersection of Chapel Church Road (York Township Route T-736) and Springwood Road (L.R. 66053) which point is located at Relay; thence in a straight line in a generally northeastwardly direction to a point in Windsor Road (L.R. 66020) in Windsor Township 200 feet in a generally southwardly direction as measured along said road from its intersection with Ruppert Road (T-753) which leads eastwardly from Windsor Road to Holtz; thence in a straight line in a generally northeastwardly direction to a point in Lower Windsor Township located 5,300 feet north of the center line of Beaver Creek with such point being located on the York County-Lancaster County boundary line in the Village of Long Level; thence in a generally northwestwardly direction along the York County-Lancaster County line to a point in the center line of the Codorus Creek at the junction of the boundary lines of Hellam Township and East Manchester Township, the place of BEGINNING.


                                      -3-

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                            AMENDMENT A TO SCHEDULE 1

                             SERVICE AREA EXPANSION
                                February 24, 1997


        ALL of the Boroughs of Glen Rock, Shrewsbury, New Freedom, Railroad, Township of Shrewsbury and parts of the Townships of Hopewell and North Hopewell, collectively bounded and described as follows, to wit:

        "BEGINNING at the point of junction of the Codorus Township, Springfield Township and Shrewsbury Township boundary lines, which point is located northwest of Glen Rock Borough; thence in a generally southwestwardly direction along the center line of the Centerville Creek which is also the Shrewsbury Township-Codorus Township boundary line to the point of intersection thereof with the junction of the southern boundary of Shrewsbury Township with the northern boundary of Baltimore County, Maryland; thence in a generally eastwardly direction along said northern boundary line of Baltimore County to the point of intersection thereof with the junction of the center line of Deer Creek which point is located in Hopewell Township southeast of Stewartstown Borough; thence in a generally northwestwardly direction to the point of junction of Shrewsbury Township, North Hopewell Township and Springfield Township boundary lines, which point is located northeast of Shrewsbury Borough; thence in a generally southwestwardly direction to the point of junction of the Codorus Township, Springfield Township and Shrewsbury Township boundary lines and the place of the BEGINNING."


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